NEWS RELEASE

FOR IMMEDIATE RELEASE	4716 Old Gettysburg Road Mechanicsburg, PA 17055

NYSE Symbol: SEM

Select Medical Corporation Completes
Acquisition of SemperCare, Inc.

     MECHANICSBURG, PENNSYLVANIA - - January 3, 2005 - - Select Medical Corporation (NYSE: SEM) today announced that it has completed the transaction to acquire SemperCare, Inc. (“SemperCare”). SemperCare, based in Plano, Texas, operates 17 long-term acute care hospitals in 11 states.

     Select Medical Corporation is a leading operator of specialty hospitals in the United States. Following its acquisition of SemperCare, Select operates 99 long-term acute care hospitals in 26 states. Select operates four acute medical rehabilitation hospitals in New Jersey. Select is also a leading operator of outpatient rehabilitation clinics in the United States and Canada, with approximately 750 locations. Select also provides medical rehabilitation services on a contract basis at nursing homes, hospitals, assisted living and senior care centers, schools and worksites. Information about Select is available at http://www.selectmedicalcorp.com/.

Investor inquiries:

Joel T. Veit, 717/972-1100
mailto:ir@selectmedicalcorp.com